EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 17, 2006 relating to the financial statements of BDC Capital, Inc., which appears in BDC Capital's Annual Report on Form 10-K for the year ended February 28, 2006.

/s/ Carver Moquist & O'Connor, LLC

Minneapolis, Minnesota

November 29, 2006